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FOR IMMEDIATE RELEASE

John G. Sylvia - Senior Vice President, Chief Financial Officer   (402) 341-4500
Jeffrey S. Laudin - Manager, Investor Relations                   (402) 341-4500

               CalEnergy Increases Ownership in Northern to 29.50%

                  OMAHA, NEBRASKA, November 8, 1996 -- CalEnergy Company, Inc. ("CalEnergy") (NYSE, PSE and LSE symbol: CE) announced today that in connection with its proposed acquisition of Northern Electric plc ("Northern"), a regional electricity distribution and supply company in the United Kingdom, CE Electric UK plc (a company 70% owned by CalEnergy and 30% owned by Peter Kiewit Sons', Inc.) has purchased an additional 2.7 million shares in Northern, bringing its ownership total to 29.5% of Northern's ordinary shares.

                  CalEnergy   Company,   Inc.,  a  leading   independent
energy producer, is an international developer, owner and operator of environmentally responsible power generation facilities.

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